Exhibit 99

FOR IMMEDIATE RELEASE

FOR: QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey Chief Financial Officer Joan R. Riley Director of Investor Relations (312) 467-6755	Investor Relations: Christine Mohrmann/Bob Joyce FD (212) 850-5600

QUIXOTE CORPORATION ANNOUNCES THE SALE OF ITS

INTERSECTION CONTROL SEGMENT TO SIGNAL GROUP, INC.

CHICAGO, IL and HOUSTON, TX, July 28, 2008 – Quixote Corporation (Nasdaq: QUIX) and Signal Group, Inc. today announced that Signal Group, Inc., a North American manufacturer and seller of highway safety and traffic control products, has purchased the Intersection Control segment from Quixote for $20 million in an all cash transaction.  Quixote’s Intersection Control segment produces and sells intelligent traffic control systems, pedestrian signals, video detection equipment and other transportation products for use in the traffic control market and includes its Peek Traffic and U.S. Traffic subsidiaries.  Quixote intends to use the proceeds of the sale to pay down substantially all of its outstanding bank debt.

Leslie J. Jezuit, Chairman and Chief Executive Officer of Quixote Corporation, commented, “We are very pleased to have completed this transaction, which will benefit both Quixote and the Intersection Control segment.  For Quixote, the sale allows us to significantly strengthen our balance sheet and improve financial flexibility.  This enables us to focus on our remaining businesses and to capitalize on promising opportunities we see in international markets.  Our Intersection Control business appears to be a great strategic fit with Signal Group, each contributing unique strengths to create a leading North American player for intersection control products.”

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Alejandro Brunell, President and Chief Executive Officer of Signal Group, Inc., added, “We see exciting opportunities in the acquisition of Peek Traffic and U.S. Traffic. This acquisition strongly complements Signal Group’s current operations, resulting in a larger, fully integrated business with advanced manufacturing and a comprehensive product suite to better serve our customers.  Furthermore, we are also bringing on board an excellent, well regarded team of people, and we look forward to working with the current management team to take the business to the next level.”

The Intersection Control segment generated revenue of $29.7 million in fiscal 2007. Results from the Intersection Control segment will be reclassified as discontinued operations in Quixote’s fiscal 2008 financial statements. The Company plans to announce its results for the fourth quarter of fiscal 2008 on August 13, 2008.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

Signal Group, Inc. (www.signalgp.com) is a leading developer and manufacturer of highway safety and traffic control products serving customers worldwide for the past 50 years.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Quixote Corporation’s Form 10-K for its fiscal year ended June 30, 2007, under the caption “Forward-Looking Statements” and “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Quixote Corporation’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Quixote Corporation does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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